UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(D) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2009

TRANSFER TECHNOLOGY INTERNATIONAL CORP.
 (Exact name of Registrant as specified in its charter)
____________________

Delaware (State or other Jurisdiction of Incorporation or organization)	000-27131 (Commission File Number)	88-0381258 (IRS Employer I.D. No.)
___________________________

2203 North Lois Avenue, Suite 704
Tampa, Florida 33607
Tel:  (813) 600-4081
Fax:  (813) 872-9597
 (Address, including zip code, and telephone and facsimile numbers, including area code, of registrant’s executive offices)
___________________________

Item 5.02	Appointment of Director

The Registrant announced on June 30, 2009, that on June 24, 2009, retired four star admiral Henry G. "Harry" Ulrich III was engaged to serve in the position of Vice-Chairman of the Registrant’s Board of Directors.  In a unanimous in-favor vote, the current Board appointed Mr. Ulrich to fill the capacity of Vice-Chairman which brings the total number of board members to five.

Admiral Ulrich graduated from the U.S. Naval academy in 1972 and retired from active duty in 2008. He was appointed as a full admiral in 2005. His last assignment was as Commander US Naval Forces Europe headquartered in Naples Italy. He concurrently served as NATO's Commander Joint Force Naples. Admiral Ulrich's shore assignments to name just a couple included duty on the Joint Chiefs of Staff and the Staff of the Chief of Naval Operations. He was the Director of Surface Warfare in 2001.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSFER TECHNOLOGY INTERNATIONAL CORP.

Dated: June 30, 2009                                 By: /s/ Chris Trina
 Chris Trina
 Chief Executive Officer